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                      ANNUAL STATEMENT AS TO COMPLIANCE


The undersigned certifies that she is an Assistant Vice President of BankAmerica Housing Services, a Division of Bank of America, FSB (the "Servicer") and that, as such, she is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 4.20 of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1996, between Bank of America National Trust and Savings Association, as Contract Seller, BankAmerica Housing Services, a Division of Bank of America, FSB, as Contract Seller and Servicer, and The First National Bank of Chicago, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. I have reviewed the activities of the Servicer during the preceding calendar year and performance under the Agreement has been made under my supervision; and

          2. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year.


IN WITNESS WHEREOF, I have affixed hereunto my signature this 28th day of February, 1997.

                              BANKAMERICA HOUSING SERVICES,
                              a Division of Bank of America, FSB


                              By       /s/ Mary Churley
                                 -------------------------------------------
                                   Mary Churley
                                   Assistant Vice President and Manager
                                   Investor Servicing


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